UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 1, 2008

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Zolper Rescission

In July 2004, PainCare Holdings, Inc. (“PainCare”), PainCare, Inc. (“PainCare Sub”), PainCare Acquisition Company XIV, Inc. (“PainCare Sub XIV,” and together with PainCare and PainCare Sub the “PainCare XIV Parties”), Ben Zolper, M.D., L.L.C., a Maine limited liability company (“Zolper LLC”), and Ben Zolper, M.D. (“Dr. Zolper,” and together with Zolper LLC, the “Zolper Parties”), entered into a series of transaction through which the PainCare XIV Parties acquired from the Zolper Parties a certain medical practice in Bangor Maine (the “Zolper Purchase Transactions”).

On February 1, 2008, the PainCare XIV Parties and the Zolper Parties entered into a Mutual Settlement Agreement and General Release (the “Zolper Settlement Agreement”) and several ancillary documents (the “Zolper Settlement Transaction”) pursuant to which said parties rescinded the Zolper Purchase Transaction and terminated all agreements among them. To effectuate the rescission of the Zolper Purchase Transactions, (i) PainCare Sub sold, and Dr. Zolper purchased, all of the issued and outstanding shares of stock of Benjamin Zolper, M.D., Inc., a Florida corporation doing business as NorthEast Pain Management (“NEPM”); (ii) the Zolper Parties paid $300,000 at closing; (iii) NEPM and Dr. Zolper issued a promissory note to PainCare Sub in the principal amount of $175,000, with interest at 10% per year, payable in 3 equal monthly payments, said payment obligations being secured by a grant of a security interest in all assets of NEPM; (iv) the parties entered into general release agreements; and (v) Dr. Zolper agreed to an orderly sale of the 233,334 shares of PainCare common stock currently held by him, the proceeds of which shall be paid to HBK Investments, LP, a Delaware limited partnership (“HBK”) in partial satisfaction of amounts owed by PainCare to HBK.

The description of the Zolper Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Zolper Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Carpenter Rescission

On January 6, 2006, PainCare, PainCare Sub, PainCare Acquisition Company XXII, Inc. (“PainCare Sub XXII,” and together with PainCare and PainCare Sub, the “PainCare XXII Parties”), Robert Carpenter D.C. (“Dr. Carpenter”), Randall W. Rodgers, C.O. (“Dr. Rodgers”), and Carefirst Medical Associates & Pain Rehabilitation, P.C., a Texas professional corporation (“Carefirst”) entered into a series of transaction through which (i) the PainCare XXII Parties acquired from Dr. Carpenter, Dr. Rodgers and Carefirst Medical Associates, P.A., a Texas professional corporation (the “Original Practice” and together with Dr. Carpenter and Dr. Rodgers the “Carpenter Parties”) a certain medical practice, and (ii) the PainCare XXII Parties acquired from REC, Inc., a Texas corporation (“REC”) and Dr. Carpenter (collectively the “REC Parties”) all of the assets of REC pursuant to a certain merger agreement and plan of reorganization (collectively the “Carpenter Purchase Transaction”).

On February 1, 2008, PainCare, PainCare Sub, and the Carpenter Parties entered into a Settlement Agreement (the “Carpenter Settlement Agreement”) and several ancillary documents (the “Carpenter Settlement Transaction”) pursuant to which said parties rescinded the Carpenter Purchase Transaction and terminated all agreements among them. To effectuate the rescission of the Carpenter Purchase Transaction, (i) PainCare Sub sold, and Dr. Carpenter purchased, all of the issued and outstanding shares of stock of PainCare Sub XXII; (ii) Dr. Carpenter agreed to pay $250,000 to HBK in seventeen equal monthly payments of $11,768.37 and a final balloon payment of $79,179.87, said payment obligations being secured by a stock pledge agreement and security agreement by a grant of a security interest in all assets of NEPM; and (iii) the parties entered into general release agreements.

The description of the Carpenter Settlement Agreement and the ancillary documents set forth herein is qualified in its entirety by the specific terms of the Carpenter Settlement Agreement, a copy of which is attached hereto as an Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Mutual Settlement Agreement and General Release.
10.2	Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated February 15, 2008	PAINCARE HOLDINGS, INC.

	By:	Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director